UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2006

XSINVENTORY

(Exact name of registrant as specified in its charter)

Nevada	333-118632	71-0934772
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2950 E. Flamingo Rd., Suite e-6D Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 866-5840

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Our Registration Statement on Form SB- 2 (File No. 333-118632), related to our initial public offering, was declared effective by the SEC on February 13, 2006. A total of 1,000,000 shares maximum and 350,000 shares minimum of our Common Stock was registered with the SEC with an aggregate offering price of $100,000 maximum and $35,000 minimum. All of these shares were registered on our behalf. The offering commenced on April 5, 2006 and closed on October 2, 2006 in which 980,000 shares of common stock were sold resulting in $98,000 of proceeds to us with no commissions paid on the funds raised.

We incurred offering expenses of approximately $3,300 in connection with the offering. Thus the net offering proceeds to us (after deducting offering expenses) were approximately $94,700. No offering expenses were paid directly or indirectly to any of our directors or officers (or their associates), persons owning ten percent (10%) or more of any class of our equity securities or to any other affiliates.

As of October 2, 2006, none of the net proceeds had been used. The $94,700 of the net proceeds remain in our impound account pending future use.

We are now attempting to locate a NASD Market Maker to file for inclusion of our common stock on the Over-The-Counter Bulletin Board. However, there can be no assurance NASD will approve the inclusion of the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XSINVENTORY

By:/s/ Michael Evangelista
Michael Evangelista, President

Date: October 6, 2006